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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	33-0145723 (I.R.S. Employer Identification No.)
13950 Stowe Drive Poway, California (Address of Principal Executive Offices)	92064 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-113760.
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered None	Name of Each Exchange on Which Each Class is to be Registered None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0001 per share (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock, par value $0.0001 per share ("Common Stock"), of Digirad Corporation, a Delaware corporation ("Digirad"), to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus which constitutes part of Digirad's Registration Statement on Form S-1 (File No 333-113760) initially filed with the Securities and Exchange Commission on March 19, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

        The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number	Exhibit Title
3.1(1)	Form of Restated Certificate of Incorporation
3.2(1)	Form of Restated Bylaws
4.1(1)	Form of Specimen Stock Certificate
4.2(1)	Amended and Restated Investors' Rights Agreement by and among Digirad Corporation and the investors listed on the schedule attached thereto, dated April 23, 2002, as amended

(1)
Incorporated by reference to Digirad's Registration Statement on Form S-1 (File No. 333-113760).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGIRAD CORPORATION

Dated: June 3, 2004	By:	/s/ DAVID M. SHEEHAN
	Name:	David M. Sheehan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1(1)	Form of Restated Certificate of Incorporation
3.2(1)	Form of Restated Bylaws
4.1(1)	Form of Specimen Stock Certificate
4.2(1)	Amended and Restated Investors' Rights Agreement by and among Digirad Corporation and the investors listed on the schedule attached thereto, dated April 23, 2002, as amended

(1)
Incorporated by reference to Digirad's Registration Statement on Form S-1 (File No. 333-113760).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX